PROMISSORY NOTE

$500,000.00	October 1, 2014

FOR VALUE RECEIVED, ADVANCED LIFE MANAGEMENT LLC, an Illinois limited liability company, and ACCELERA INNOVATIONS, INC., a Delaware corporation, jointly and severally (collectively, and each individually, the “Maker”), promises to pay to the order of AOK PROPERTY INVESTMENTS LLC, an Oregon limited liability company (the “Lender”), in immediately available funds, the principal amount of Five Hundred Thousand and No/I 00 Dollars ($500,000.00), together with interest on the unpaid principal amount from the date of this Note, on or before January 15, 2015 (the “Maturity Date”), at which time the unpaid principal amount together with accrued interest and all other charges due under this Note, is due in its entirety. This Note may be signed in counterparts, each of which together shall be considered a single original Note. A fax, email, PDF, or electronic transmission of a signature page will be considered an original signature page creating a legally enforceable obligation against the Maker.

1. Interest. Interest on the principal balance in the amount of 500,000 shares of stock of ACCELERA INNOVATIONS, INC., a Delaware corporation (the “Shares”), valued at $0.0001 per share, shall be immediately due and payable upon or before the Maturity Date, together with all unpaid principal. If Maker fails to pay any portion of principal or interest by the Maturity Date, per diem interest shall continue to accrue and be payable to Lender at the rate of 1667 shares of stock of ACCELERA INNOVATIONS, INC. per day until all principal and accrued interest is fully paid.

2. Prepayment. This Note may be paid by Maker, in whole or in part, at any time prior to the date set forth for payment herein, without premium or penalty, provided that the Shares shall be due in full at the time of any such prepayment. After all principal and interest owed pursuant to this Note have been paid in full, this Note shall be surrendered to the Maker for cancellation and shall not be reissued.

3. Survival. Maker’s obligation to pay this Note shall survive the death, disability, bankruptcy, assignment for the benefit of creditors, insolvency, or dissolution of the Lender or Maker. In the event of the death, disability, or dissolution of the Lender, Maker shall pay the Note to Lender’s duly appointed legal representative. Notwithstanding anything to the contrary set forth herein, this Note shall be binding on any successors and assigns of Lender and the Maker.

4. Place of Payments. All payments under this Note shall be made to Lender at 505 West 54th Street, Apt. 817, New York, New York 10019-5061, or any other address that Lender may designate by notice to Maker.

5. Application of Payments. All payments under this Note shall apply first to any costs and expenses due to Lender, then to accrued interest to date of payment, and then to the unpaid principal amount.

6. Events of Default. Each of the following is an event of default under this Note:

a)	Maker fails to make any payment required by this Note when due;

b)	Any Maker voluntarily dissolves or ceases to exist, or any final and nonappealable order or judgment is entered against Maker ordering its dissolution;

c)	Maker fails to pay, becomes insolvent or unable to pay, or admits in writing an inability to pay Maker’s debts as they become due, or makes a general assignment for the benefit of creditors; and

d)	A proceeding with respect to any Maker is commenced under any applicable law for the benefit of creditors, including but not limited to any bankruptcy or insolvency law, or an order for the appointment of a receiver, liquidator, trustee, custodian, or other officer having similar powers over Maker is entered.

7. Remedies. On and after an event of default under this Note, Lender may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently:

a)	the right to accelerate the Maturity Date under this Note so that the unpaid principal amount, together with accrued interest, is immediately due in its entirety; and

b)	any other remedy available to Lender at law or in equity.

8. Time of Essence. Time is of the essence with respect to all dates and time periods in this Note.

9. Amendment. This Note may be amended only by a written document signed by the party against whom enforcement is sought.

10. Waiver. Each Maker waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Lender may extend or postpone the due date of any payment required by this Note without affecting Maker’s liability. No waiver will be binding on Lender unless it is in writing and signed by Lender. Lender’s waiver of a breach of a provision of this Note will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

11. Severability. If a provision of this Note is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Note will not be impaired.

12. Governing Law. This Note is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Note.

13. Venue. Any action, suit, or proceeding arising out of the subject matter of this Note will be litigated in courts located in Multnomah County, Oregon. Each Maker consents and submits to the jurisdiction of any local, state, or federal court located in Multnomah County, Oregon.

14. Assignment. This Note shall not be assigned or transferred by the Lender or Maker without the express prior written consent of the other party.

2 -Promissory Note

15. Usury. If interest payable under this Note is in excess of the maximum permitted by law, then the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

16. Attorney’s Fees. If any arbitration, action, suit, or proceeding is instituted to interpret, enforce, or rescind this Note, or otherwise in connection with the subject matter of this Note, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party’s reasonable attorney’s fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the arbitration, action, suit, or proceeding, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

17. Costs and Expenses. If an event of default under this Note occurs and Lender does not institute any arbitration, action, suit, or proceeding, Maker will pay to Lender, upon Lender’s demand, all reasonable costs and expenses, including but not limited to attorney’s fees and collection fees, incurred by Lender in attempting to collect the indebtedness evidenced by this Note

18. Security. This Note is secured by a Security Agreement and/or Pledge Agreement and other security documents of the same date covering all of the assets owned by ADVANCED LIFE MANAGEMENT LLC.

STATUTE OF FRAUDS. Under Oregon law, most agreements, promises and commitments made by Lender concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower’s residence must be in writing, express consideration and be signed by Lender to be enforceable.

IN WITNESS WHEREOF, each Maker has executed and delivered this Note effective as of the date first written above.

ADVANCED LIFE MANAGEMENT LLC

By:	/s/ Daniel Freeman
Daniel Freeman, Manager

By:	/s/ Geoff Thompson
Geoff Thompson, President

ACCELERA INNOVATIONS, INC.

/s/ Cynthia Boerum
By:	Cynthia Boerum
Its:	CSO/President

3 -Promissory Note